Exhibit 8.1
LIST OF SUBSIDIARIES
The following is a list of the Registrant’s subsidiaries as of December 31, 2023, other than certain subsidiaries that did not in the aggregate constitute a significant subsidiary.

Company Name	Jurisdiction of Incorporation

Amnisure International LLC	USA
Life Biotech Partners B.V.	Netherlands
NeuMoDx Molecular Inc.	USA
STAT-Dx Life S.L.	Spain
Verogen, Inc.	USA
QIAGEN Aarhus A/S	Denmark
QIAGEN AB	Sweden
QIAGEN AG	Switzerland
QIAGEN Australia Holding Pty. Ltd.	Australia
QIAGEN Benelux B.V.	Netherlands
QIAGEN Beverly LLC	USA
QIAGEN Biotecnologia Brasil Ltda.	Brazil
QIAGEN China (Shanghai) Co. Ltd.	China
QIAGEN Deutschland Holding GmbH	Germany
QIAGEN Distribution B.V.	Netherlands
QIAGEN France S.A.S.	France
QIAGEN Gaithersburg LLC	USA
QIAGEN Gdańsk Sp. z.o.o.	Poland
QIAGEN GmbH	Germany
QIAGEN Hamburg GmbH	Germany
QIAGEN Hong Kong Pte. Ltd.	China
QIAGEN Inc.	Canada
QIAGEN India Pvt. Ltd.	India
QIAGEN K.K.	Japan
QIAGEN Korea Ltd.	Korea (South)
QIAGEN LLC	USA
QIAGEN Ltd.	UK
QIAGEN Luxembourg SARL	Luxembourg
QIAGEN Manchester Ltd.	UK
QIAGEN Manila Inc.	Philippines
QIAGEN North American Holdings Inc.	USA
QIAGEN Pty. Ltd.	Australia
QIAGEN Redwood City, Inc.	USA
QIAGEN S.r.l.	Italy
QIAGEN Sciences LLC	USA
QIAGEN Singapore Pte. Ltd.	Singapore
QIAGEN Taiwan Co. Ltd.	Taiwan
QIAGEN Business Management MEA Ltd.	UAE
QIAGEN Wroclaw Sp.z.o.o.	Poland